Exhibit 10.31

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) effective January 6, 2017, shall amend that certain Employment Agreement (the “Employment Agreement”), dated January 5, 2015, by and between Vine Oil & Gas GP LLC, a Delaware limited liability company (“Vine GP”), and John Regan (“Executive”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

RECITALS

WHEREAS, on March 15, 2016, Vine GP assigned the Agreement to Vine Management Services LLC (“VMS”), a wholly-owned indirect subsidiary of Vine GP, pursuant to that certain Assignment and Assumption Agreement, by and between Vine GP and VMS; and

WHEREAS, as set forth below, the parties desire to amend Executive’s Base Compensation and Target Bonus, as set forth in the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

AMENDMENT

1.    Amendment to the Employment Agreement. Effective as of January 1, 2017, the Employment Agreement shall be amended as follows:

(a)    The defined term “the Company” as used in the Employment Agreement shall be deemed to refer to VMS; provided that the defined term “the Company” as used in Section 4(c) of the Employment Agreement shall be deemed to refer to Vine Oil & Gas LP, which shall be referred to in the Employment Agreement as “Vine LP.”

(b)    Sections 4(a) and 4(b) of the Employment Agreement shall be deleted in their entirety and replaced with the following:

“(a)    Base Compensation. Executive shall be provided annualized Base Compensation, payable in accordance with the regular payroll practices of the Company, of $385,000, with adjustments, if any, as may be approved in writing by the Board.

(b)    Annual Bonus. Executive shall be eligible to earn an annual bonus with respect to each fiscal year of Vine LP ending during the Employment Term (pro-rated for any fractional years), with a target bonus opportunity of forty percent (40%) of Executive’s Base Compensation (the “Target Bonus”). Such bonus shall be earned based on the achievement of performance metrics of Vine LP established by the Board after consultation with Executive. Any bonus, to the extent earned, shall be paid promptly after delivery of Vine LP’s audited financial statements for the relevant performance year if Executive is employed by the Company on such date. For the avoidance of doubt, the bonus contemplated by this Section 4(b) shall be exclusive of any bonuses for which Executive may be eligible in connection with services provided by Executive to Brix Oil & Gas Holdings LP, Harvest Royalties Holdings LP and their respective subsidiaries.”

(c)    Section (e) of Appendix A to the Employment Agreement shall be deleted in its entirety and replaced with the following:

““Board” shall mean the Board of Managers of Vine Oil & Gas GP LLC.”

(d)    Section (r) of Appendix A to the Employment Agreement shall be deleted in its entirety and replaced with the following:

““Operating Agreement” shall mean Vine LP’s Limited Partnership Agreement, dated as of May 28, 2014 and as amended on January 6, 2015, as may be further amended from time to time.”

2.    Other Provisions. Except as expressly modified by this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect.

3.    General Provisions. This Amendment may be executed in separate counterparts and delivered by fax or email. This Amendment and all questions concerning the construction, validity and interpretation of this Amendment and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas to be applied. The provisions of this Amendment may be amended and waived only with the prior written consent of the Company (through the Board of Directors of the Company) and Executive.

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The parties hereto have executed this Amendment to Employment Agreement on the date first above written.

VINE MANAGEMENT SERVICES LLC

By:	/s/ Eric Marsh
Name:	Eric Marsh
Title:	Chief Executive Officer

EXECUTIVE

/s/ John Regan
John Regan

Signature Page to Amendment to Employment Agreement